Exhibit 8.1
November 21, 2007
Oilsands Quest Inc.
205, 707 — 7 Avenue SW
Calgary Alberta
T2P 3H6
Canada
Re:     S-3 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to Oilsands Quest Inc., a Colorado corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (Commission file no. 333-147200), a post-effective amendment thereto, and a prospectus supplement thereto (together with the documents incorporated by reference therein, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
You have requested our opinion concerning certain of the federal income tax considerations relating to the Company. This opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. For purposes of this opinion and with your consent, we have assumed that the restrictions on ownership and transfer of the Company’s stock which are set forth in the Company’s articles and bylaws are enforceable under Colorado law.
In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.
We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto,

Oilsands Quest Inc.
November 21, 2007

or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement under the caption “Certain United States Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries thereof in all material respects.
No opinion is expressed as to any matter not discussed herein.
This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer’s Certificate may affect the conclusions stated herein.
This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent in each instance, provided however, that investors purchasing securities pursuant to the Registration Statement may rely on this opinion, as of the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours, BURNS FIGA & WILL, P.C.